UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

PARKER DRILLING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas

(Address of principal executive offices)

77046

(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, Philip A. Schlom, Principal Accounting Officer and Controller of Parker Drilling Company (the “Company”) was appointed to the position of Vice President, Finance – Process Effectiveness of the Company. Concurrent with his appointment to this position, Mr. Schlom relinquished his position as the Company’s Principal Accounting Officer and Controller.

Also on April 1, 2014, Leslie K. Nagy was appointed as Principal Accounting Officer and Controller of the Company. Ms. Nagy, 40, served as Director of Finance and Assistant Controller of the Company from December 2012 through March 2014, as Assistant Controller of the Company from May 2011 to December 2012, and as Manager of External Reporting and General Accounting of the Company from August 2010 to May 2011. Prior to joining the Company in August 2010, Ms. Nagy was employed by Ernst & Young LLP, an independent registered public accounting firm, from 1997 until August 2010.

Ms. Nagy will be eligible to participate in the Company’s annual incentive compensation plan (the “ICP”) and the Company’s 2010 Long-Term Incentive Plan, as Amended and Restated (the “2010 LTIP”). Please see the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 21, 2014 for a description of the ICP and 2010 LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: April 4, 2014	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer, and
General Counsel